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_______________________________________________________________________________


                                   CREDIT AGREEMENT

                                       BETWEEN

                                 SCHLOTZSKY'S, INC.
                                     BORROWER,

                                        AND

                      TEXAS CAPITAL BANK, NATIONAL ASSOCIATION
                                       LENDER

                              $15,000,000.00 TERM LOAN


                                    DATED AS OF

                                   APRIL 9, 1999






_______________________________________________________________________________

                                   CREDIT AGREEMENT



       THIS CREDIT AGREEMENT is entered into as of the 9th day of April, 1999, between SCHLOTZSKY'S, INC., a Texas corporation ("BORROWER"), and TEXAS CAPITAL BANK, NATIONAL ASSOCIATION, a banking association ("LENDER"). In consideration of the mutual covenants contained herein, Borrower and Lender agree as follows:


SECTION 1. CERTAIN DEFINITIONS AND TERMS.

       As used herein, the following terms have the meanings indicated:

       AFFILIATE means any Person who (a) would be an "affiliate" of any Company within the meaning of the regulations promulgated pursuant to the Securities Act of 1933, as such regulations and act are amended and in effect on the date in question, if such Person were subject to such act and regulations, or (b) owns any legal or beneficial interest in any Company, is a director or officer of any Company, or is a relative of any of the Persons described in this clause (b).

       AGREEMENT means this Credit Agreement, including the Schedules and Exhibits hereto, as the same may be renewed, extended, amended, supplemented, or modified from time to time.

       BUSINESS DAY means every day on which Lender is open for business.

       CLOSING DATE means the date of the initial advance hereunder.

       CODE means the Internal Revenue Code of 1986, as amended, and all regulations promulgated and rulings issued thereunder.

       COMPANY means Borrower or any Affiliate and Companies mean Borrower and any Affiliate.

       CURRENT FINANCIALS mean the most recent consolidated Financial Statements of Borrower submitted to Lender prior to the Closing Date.

       DEBT of any Person includes all obligations, contingent or otherwise, which in accordance with GAAP should be classified upon such Person's balance sheet as liabilities, but in any event including liabilities secured by any Lien existing on property owned or acquired by such Person or Subsidiary thereof (whether or not the liability secured thereby shall have been assumed), obligations which have been or under GAAP should be capitalized for financial reporting purposes, and all guaranties, endorsements, and other contingent obligations with respect to Debt of others, including, but not limited to, any obligations to acquire any such Debt, to purchase, sell, or furnish property or services primarily for the purpose of enabling such other Person to make payment of any of such Debt, or to otherwise assure the owner of any of such Debt against loss with respect thereto.

       DEBTOR RELIEF LAWS mean the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, fraudulent transfer or conveyance laws, suspension of payments, or similar Laws from time to time in effect affecting the Rights of creditors generally.

       DEFAULT has the meaning set forth in Section 9.

       ENVIRONMENTAL LAWS mean any Law pertaining to air emissions, water discharge, noise emissions, solid or liquid waste disposal, hazardous wastes or materials, industrial hygiene, or other environmental, health or safety matters

CREDIT AGREEMENT - Page 2

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or conditions on, under or about real property or any portion thereof, and similar laws of any Tribunal having jurisdiction over real property as such Laws may be amended or supplemented from time to time, and regulations promulgated and rulings issued pursuant to such Laws.

       ERISA means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated and rulings issued thereunder.

       ERISA AFFILIATE means any Subsidiary or trade or business (whether or not incorporated) which is a member of a group of which any Company is a member and which is under common control with any Company within the meaning of Section 414 of the Code.

       EXHIBIT means an exhibit attached hereto unless otherwise specified.

       FINANCIAL REPORT CERTIFICATE means a certificate in a form reasonably acceptable to Lender containing such certifications, statements, calculations, explanations, and conclusions as Lender may reasonably request concerning compliance with the Loan Papers.

       FINANCIAL STATEMENTS mean balance sheets, profit and loss statements, statements of cash flows, and schedules of sources and applications of funds prepared in comparative form with respect to the corresponding period of the preceding fiscal year and prepared in accordance with GAAP.

       GAAP means all applicable generally accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board which are applicable as of the date of the Current Financials.

       GUARANTORS mean any Person that has guaranteed payment of the Obligation.

       HAZARDOUS MATERIALS mean any hazardous, toxic or dangerous waste, substance, or material defined as such in or for purposes of any Environmental Law, or any other similar Law.

       HIGHEST LAWFUL RATE means the maximum rate or amount of interest which Lender is allowed to contract for, charge, take, reserve, or receive under applicable Law.

       INDEMNIFIED PARTIES shall have the meaning set forth in Section 8.10.

       LAW means all applicable statutes, laws, ordinances, regulations, orders, writs, injunctions, or decrees of any Tribunal.

       LIEN means any lien, mortgage, security interest, pledge, assignment, charge, title retention agreement, or encumbrance of any kind, and any other Right or arrangement with any creditor to have his claim satisfied out of any property or assets, or the proceeds therefrom, prior to the general creditors of the owner thereof.

       LITIGATION means any proceeding, claim, lawsuit, or investigation conducted or threatened by or before any Tribunal.

       LOAN PAPERS mean (a) this Agreement, (b) any and all notes, mortgages, deeds of trust, security agreements, pledge agreements, financing statements, guaranties, intercreditor and subordination agreements, and other agreements, documents, and instruments ever delivered pursuant to this Agreement, and
(c) all future renewals, extensions, or restatements of, or amendments, modifications, or supplements to, all or any part of the foregoing.

       MATERIAL ADVERSE EFFECT means any set of circumstances or events which would reasonably be expected to (a) have any material adverse effect upon the validity or enforceability of any Loan Paper, (b) be material and adverse to the financial condition or business operations of any Company, as represented to Lender in the Current Financials,

CREDIT AGREEMENT - Page 3

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or to the prospects of any Company, (c) impair any Company's ability to fulfill its obligations under the terms and conditions of the Loan Papers, or
(d) cause a Default or a Potential Default.

       MORTGAGE means the Mortgage, Deed of Trust, Trust Deed or Deed to Secure Debt, if any, securing the payment of the Note and the payment and performance of all obligations specified in the Mortgage and this Agreement, and evidencing a valid and enforceable Lien and direct assignment of the Property.

       MULTI EMPLOYER PLAN means a Multi employer plan as defined in Sections 3(37) or 4001(a)(3) of ERISA or Section 414 of the Code to which any Company or any ERISA Affiliate is making, or has made, or is accruing, or has accrued, an obligation to make contributions.

       NET WORTH means as of any date, the total shareholders equity (including capital stock, additional paid-in capital and retained earnings afer deducting treasury stock) which would appear on a balance sheet of Borrower prepared as of such date in accordance with GAAP.

       OBLIGATION means all present and future indebtedness, obligations, and liabilities, and all renewals, extensions, and modifications thereof, now or hereafter owed to Lender by any Company, arising from, by virtue of, or pursuant to any Loan Paper, together with all interest accruing thereon and costs, expenses, and attorneys' fees incurred in the enforcement or collection thereof.

       PERMITTED LIENS mean:

       (a) Pledges or deposits made to secure payment of worker's compensation, or to participate in any fund in connection with worker's compensation, unemployment insurance, pensions or other social security programs.

       (b) Encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of real property, none of which materially impair the use of such property by the Person in question in the operation of its business, and none of which is violated by existing or proposed structures or land use.

       (c) The following to the extent no Lien has been filed in any jurisdiction or agreed to: Liens for Taxes not yet due and payable; mechanic's Liens and materialman's Liens for services or materials for which payment is not yet due and payable and which, to the extent the same encumbers any of the collateral, are subordinate to Liens in favor of Lender.

       (d) The following so long as the validity or amount thereof is being contested in good faith and by appropriate and lawful proceedings diligently conducted, reserve or other appropriate provision (if any) required by GAAP shall have been made, levy and execution thereon have been stayed and continue to be stayed, and thereof covering any collateral must be subordinate to all Liens in favor of Lender, and they do not in the aggregate materially detract from the value of the property of the Person in question, or materially impair the use thereof in the operation of its business: Claims and Liens for Taxes due and payable; claims and Liens upon, defects of title to, real or personal property (other than any of the collateral), including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits; claims and Liens of mechanics, materialmen, warehousemen, carriers, landlords, or other like Liens; and adverse judgments on appeal.

       (e) Liens in favor of Wells Fargo Bank (Texas), National Association pursuant to the Credit Agreement dated as of June 27, 1997 (as amended) existing as of December 28, 1998.

       (f) Purchase money security interests incurred in the ordinary course of business pursuant to Section 8.13 hereof.

       PENSION PLAN means an employee pension benefit plan as defined in Section 3(2) of ERISA in which any personnel of any Company or of an ERISA Affiliate participate, excluding any Multi employer Plan.

       PERSON means any individual, entity, or Tribunal.

CREDIT AGREEMENT - Page 4

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       POTENTIAL DEFAULT means the occurrence of any event which, with notice or lapse of time or both, would become a Default.

       PROPERTY means the real property, if any, described in Exhibit "A" attached hereto and incorporated herein by reference, together with any and all improvements thereon and all other property constituting the "Mortgaged Property," as described in the Mortgage.

       RIGHTS means rights, remedies, powers, privileges, and benefits.

       SCHEDULE means a schedule attached hereto unless specified otherwise.

       SECTION means a section or subsection of this Agreement unless specified otherwise.

       SUBORDINATED DEBT means any Debt of Borrower which expressly contains in the instruments evidencing such Debt or in the indenture or other similar instrument under which such Debt is issued (which indenture or other similar instrument shall be binding on all holders of such Debt) subordination provisions substantially to the effect that the holder agrees that the Debt evidenced by such instrument, and any renewals or extensions thereof, shall at all times and in all respects to be subordinate and junior in right of payment to the Obligation.

       SUBSIDIARY OF A PERSON means any entity of any Person of which an aggregate of fifty percent (50%) or more (in number of votes) of the securities having ordinary voting power for the election of directors (or individuals performing similar functions) is owned of record or beneficially, directly or indirectly, by such Person.

       TANGIBLE NET WORTH means as of any date, the total shareholders equity (including capital stock, additional paid-in capital and retained earnings afer deducting treasury stock) which would appear on a balance sheet of Borrower prepared as of such date in accordance with GAAP, less Intangible Assets (as herein defined) plus Subordinated Debt. For purposes of any such computation of Tangible Net Worth, "INTANGIBLE ASSETS" mean (a) goodwill (whether representing the excess of cost over book value of assets acquired or otherwise), (b) patents, trademarks, trade names, copyrights, franchises and deferred charges, and (c) all other similar assets which would be classified as intangible assets under GAAP.

       TAXES mean all taxes, assessments, fees, levies, imposts, duties, deductions, withholdings, or other charges of any nature whatsoever from time to time or at any time imposed by any Law or Tribunal.

       TRIBUNAL means any (a) local, state, or federal judicial, executive, or legislative instrumentality, and (b) private arbitration board or panel.

       UCC means the Uniform Commercial Code as enacted in the State of Texas or other applicable jurisdiction, as amended.

       WORKING CAPITAL means total current assets less total current liabilities.

SECTION 2.  MISCELLANEOUS.

       2.1 CHANGES IN GAAP. All accounting and financial terms used in any of the Loan Papers and the compliance with each covenant contained in the Loan Papers which relates to financial matters shall be determined in accordance with GAAP, except to the extent that a deviation therefrom is expressly stated in such Loan Papers. Should a change in GAAP require a change in any method of accounting or should any voluntary change in the accounting methods be permitted pursuant to any provision herein, then such change shall not result in a Default if, at the time of such change, such Default had not occurred and was not then continuing, based upon the former methods of accounting used by or on behalf of Borrower; provided that, after any such change in accounting methods, the Financial Statements required to be delivered to Lender pursuant to the terms hereof shall be prepared in compliance with such new method

CREDIT AGREEMENT - Page 5

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or methods of accounting but accompanied by such information, in form and detail satisfactory to Lender, that will allow Lender to readily determine the effect of such changes in accounting methods on such Financial Statements, and, for the purpose of determining whether a Default has occurred, Lender shall look solely to such Financial Statements as adjusted to reflect compliance with such former method or methods of accounting.

       2.2 NUMBER AND GENDER OF WORDS. Whenever in any Loan Paper the singular number is used, the same shall include the plural where appropriate, and vice versa; and words of any gender in any Loan Paper shall include each other gender where appropriate. The words "herein," "hereof," and "hereunder," and other words of similar import refer to the relevant Loan Paper as a whole and not to any particular part or subdivision thereof.

       2.3 HEADINGS. The headings, captions and arrangements used in any of the Loan Papers are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of the Loan Papers, nor affect the meaning thereof.

       2.4 EXHIBITS. If any Exhibit, which is to be executed and delivered, contains blanks, the same shall be completed correctly and in accordance with the terms and provisions contained and as contemplated herein prior to, at the time of, or after the execution and delivery thereof.

       2.5 COMMUNICATIONS. Unless specifically otherwise provided, whenever any Loan Paper requires or permits any consent, approval, notice, request, or demand from one party to another, such communication must be in writing (which may be by telecopier) to be effective and shall be deemed to have been given on the day actually delivered or telecopied, or, if mailed, on the third Business Day after it is enclosed in an envelope, addressed to the party to be notified at the address stated below, properly stamped, sealed, and deposited in the appropriate official postal service. Until changed by notice pursuant hereto, the address, and telecopy number for each party for purposes hereof is as follows:

       BORROWER:            SCHLOTZSKY'S, INC.
                            203 Colorado Street
                            Austin, Texas 78701
                            Telecopy No.: (512) 236-3655
                            Attention: Chief Financial Officer

       LENDER:              TEXAS CAPITAL BANK, NATIONAL ASSOCIATION
                            5910 N. Central Expwy.
                            Suite 1000
                            Dallas, Texas 75206
                            Telecopy No.: (214) 890-5824
                            Attention: Timothy W. Monter

       COPY TO:             Jones, Allen & Fuquay, LLP
                            8828 Greenville Avenue
                            Dallas, Texas 75243
                            Telecopy No.: (214) 343-7455
                            Attention: Mr. Martin R. Wiarda

       2.6 FORM AND NUMBER OF DOCUMENTS. Each agreement, document, instrument or other writing to be furnished to Lender under any provision of this Agreement must be in form and substance and in such number of counterparts as may be satisfactory to Lender and its counsel.

       2.7 EXCEPTIONS TO COVENANTS. Borrower shall not take any action or fail to take any action which is permitted as an exception to any of the covenants contained in any of the Loan Papers if such action or omission would result in the breach of any other covenant contained in any of the Loan Papers.

CREDIT AGREEMENT - Page 6

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       2.8    SURVIVAL.  All covenants, agreements, undertakings,
representations and warranties made in any of the Loan Papers shall survive all closings under the Loan Papers and, except as otherwise indicated, shall not be affected by any investigation made by any party.

       2.9 GOVERNING LAW. This Agreement and all other Loan Papers and related documents shall be construed in accordance with and governed by the Laws of Texas, except to the extent that federal Laws may apply.

       2.10 VENUE; SERVICE OF PROCESS. BORROWER, FOR ITSELF, ITS SUCCESSORS AND ASSIGNS, HEREBY (A) IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS OF THE STATE OF TEXAS AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY LEGAL PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THE LOAN PAPERS AND THE OBLIGATION BY SERVICE OF PROCESS AS PROVIDED BY TEXAS LAW, (B) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY LITIGATION ARISING OUT OF OR IN CONNECTION WITH THE LOAN PAPERS AND THE OBLIGATION BROUGHT IN DISTRICT COURTS OF DALLAS COUNTY, TEXAS, OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS, DALLAS DIVISION, (C) IRREVOCABLY WAIVES ANY CLAIMS THAT ANY LITIGATION BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, (D) IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH LITIGATION BY THE MAILING OF COPIES THEREOF BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID, TO SUCH BORROWER AT ITS ADDRESS SET FORTH HEREIN, AND (E) IRREVOCABLY AGREES THAT ANY LEGAL PROCEEDING AGAINST LENDER ARISING OUT OF OR IN CONNECTION WITH THE LOAN PAPERS OR THE OBLIGATION SHALL BE BROUGHT IN THE DISTRICT COURTS OF DALLAS COUNTY, TEXAS, OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS, DALLAS DIVISION. NOTHING HEREIN SHALL AFFECT THE RIGHT OF LENDER TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST BORROWER IN ANY JURISDICTION OR TO SERVE PROCESS IN ANY MANNER PERMITTED BY APPLICABLE LAW.

       2.11 MAXIMUM INTEREST RATE. Regardless of any provision contained in any of the Loan Papers, Lender shall never be entitled to contract for, charge, take, reserve, receive, or apply, as interest on the Obligation, or any part thereof, any amount in excess of the Highest Lawful Rate, and, in the event Lender ever contracts for, charges, takes, reserves, receives, or applies as interest any such excess, it shall be deemed a partial prepayment of principal and treated hereunder as such and any remaining excess shall be refunded to Borrower. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Highest Lawful Rate, Borrower and Lender shall, to the maximum extent permitted under applicable Law, (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest,
(b) exclude voluntary prepayments and the effects thereof, and (c) "spread" the total amount of interest throughout the entire contemplated term of the Obligation; provided that, if the Obligation is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Highest Lawful Rate, Lender shall refund such excess, and, in such event, Lender shall not be subject to any penalties provided by any Laws for contracting for, charging, taking, reserving or receiving the interest in excess of the Highest Lawful Rate. Pursuant to Section 346.004 of the Texas Finance Code, as amended, Borrower agrees that such Chapter 346 (which regulates certain revolving credit loan accounts and revolving triparty accounts) shall not govern or in any manner apply to the Obligation.

       2.12 SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid, or unenforceable, such provision shall be fully severable, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected thereby.

       2.13 ENTIRETY AND AMENDMENTS. THIS AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. This Agreement embodies the entire agreement

CREDIT AGREEMENT - Page 7

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between the Borrower and Lender and supersedes all prior proposals, agreements and understandings relating to the subject matter hereof. Borrower certifies that it is relying on no representation, warranty, covenant or agreement except for those set forth herein and the other Loan Papers of even date herewith. This Agreement may be amended, or the provisions hereof waived, only by an instrument in writing executed jointly by an authorized officer of Borrower and Lender, and supplemented only by documents delivered or to be delivered in accordance with the express terms hereof.

       2.14 WAIVERS. No course of dealing nor any failure or delay by Lender or its officers, directors, employees, agents, representatives, or attorneys with respect to exercising any Right of Lender hereunder shall operate as a waiver thereof. BORROWER AND EACH GUARANTOR HEREBY WAIVE ANY RIGHT OR CLAIM TO CONSEQUENTIAL OR PUNITIVE DAMAGES ARISING OUT OF OR RELATED TO THE LOAN OR THE LOAN PAPERS OR THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREBY, OR THE ACTIONS OF LENDER IN THE NEGOTIATION, ADMINISTRATION OR ENFORCEMENT HEREOF OR THEREOF.

       2.15 MULTIPLE COUNTERPARTS. This Agreement may be executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one Agreement, but, in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

       2.16 PARTIES BOUND; ASSIGNMENTS. This Agreement is binding upon, and inures to the benefit of, Lender, Borrower, and their respective successors and assigns; provided that Borrower may not, without the prior written consent of Lender, assign any Rights, duties, or obligations hereunder, and any purported assignment in violation of the foregoing shall be void and ineffective.

SECTION 3. COMMITMENT TO LEND. Subject to and in reliance upon the terms, conditions, representations and warranties contained in this Agreement, Lender agrees to make a term loan (the "LOAN") to Borrower in an amount up to $15,000,000.00.

SECTION 4.  TERMS OF PAYMENT OF THE LOAN.

       4.1 NOTE. The Loan and interest thereon shall be due and payable in accordance with this Agreement and evidenced by a promissory note in the form approved by Lender (the "NOTE").

       4.2 PAYMENTS. Each payment or prepayment on the Note and payments of fees must be paid at Lender's address set forth in Section 2.5 in funds which are or will be available for immediate use by Lender at such address at or before Noon (Dallas, Texas time) on the day due. If any action is required or any payment is to be made on a day which is not a Business Day, then such action or payment may be delayed until the succeeding Business Day. Any extension of time shall be included in the computation of payments of interest.

       4.3 DEFAULT RATE. At Lender's option and to the extent permitted by Law, all past due amounts under the Note and all accrued but unpaid interest thereon and fees shall bear interest from maturity (stated or by acceleration) at the Highest Lawful Rate until paid, regardless of whether such payment is made before or after entry of a judgment.

       4.4 INTEREST AND FEE CALCULATIONS. All payments of interest and fees shall be calculated on the basis of the actual number of days (including the first day but excluding the last day) elapsed but computed as if each calendar year consisted of 360 days.
       4.5 ORDER OF APPLICATION. So long as no Default or Potential Default has occurred, all prepayments of the principal of the Note shall be applied to the unpaid installments of the principal of the Note in the inverse order of maturity. At any time during which a Default or Potential Default has occurred and is continuing, all payments and prepayments on the Note, including proceeds from the exercise of any Rights under the Loan Papers or proceeds of any of the collateral shall be applied to the Note in the order and manner as Lender deems appropriate.

       4.6 COMMITMENT FEE. On or prior to the date hereof, Borrower shall have paid to Lender a non-refundable commitment fee in the sum of $37,500.00.

CREDIT AGREEMENT - Page 8

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SECTION 5.    CONDITIONS.

       5.1 ADVANCES ON LOAN. Lender will not be obligated to make the initial advance of the Loan unless (a) it has received all of the items described on Schedule 5.1 in form and substance reasonably satisfactory to Lender; (b) at the time of the advance (i) the material representations and warranties made in the Loan Papers are true and correct in all material respects, and (ii) neither any change in the financial condition or prospect of Borrower which could have a Material Adverse Effect nor any Default or Potential Default shall have occurred and shall be continuing; (c) the making of the advance is permitted by Law and shall not subject Lender to any materially onerous condition; (d) all matters related to the advance are reasonably satisfactory to Lender and its counsel, and, if requested by Lender, Borrower shall have delivered to Lender evidence substantiating any of the matters contained in this Agreement which are reasonably necessary to enable Borrower to qualify for the advance; and (e) Lender shall have received such other agreements, documents, instruments, information, approvals or opinions as Lender may reasonably request.

       5.2 WAIVER OF CONDITIONS. Lender may, at its election, make the Loan or any advance of the Loan without all conditions being satisfied, but this shall not be deemed a waiver of the requirement that each such condition precedent be satisfied, unless Lender specifically waives each such item in writing.

SECTION 6. ACCOUNT BALANCE AGREEMENT. At Borrower's request, Lender has agreed to waive any required account balance.

SECTION 7. REPRESENTATIONS AND WARRANTIES. Borrower and Guarantors (by execution and delivery of this Agreement and a guaranty of the Obligation) represent and warrant to Lender as follows:

       7.1 CORPORATE EXISTENCE AND AUTHORITY. Borrower is a corporation duly organized, validly existing, in good standing and is duly qualified to transact business in the state of its incorporation and is in good standing as a foreign corporation in each jurisdiction where the nature and extent of its assets, business, properties, or operations require the same, except where failure to be so duly qualified and in good standing would not, individually or collectively, have a Material Adverse Effect.

       7.2 BINDING OBLIGATIONS. The execution and delivery of the Loan Papers have been duly authorized and approved by all necessary corporate action and constitute the legal, valid, and binding obligations of Borrower enforceable against it in accordance with their terms except as the enforceability thereof may be limited by general principles of equity and applicable Debtor Relief Laws.

       7.3 COMPLIANCE WITH LAWS AND DOCUMENTS. Borrower is not, nor will the execution, delivery and the performance of and compliance with the terms of the Loan Papers cause Borrower to be, in violation of (a) any Laws, other than such violations which would not, individually or collectively, cause a Material Adverse Effect, or (b) its bylaws or articles or certificate of incorporation (as amended). The execution, delivery, and the performance of and compliance with the terms of the Loan Papers are not inconsistent with, and will not conflict with or result in any breach of, or constitute a Default (excluding Defaults which individually or collectively would not have a Material Adverse Effect) under, or result in the creation or imposition of any Lien (except pursuant to the Loan Papers) upon any of the property, assets, or revenues of Borrower pursuant to the terms of, any indenture, mortgage, lease, deed of trust, agreement, contract, instrument, or Law to which Borrower is a party or by which Borrower or any of the property, assets, or revenues of Borrower is bound or to which it is subject.

       7.4 PRIOR NAMES. In the last five (5) years, Borrower has not transacted business under any other corporate or trade name, been a party to any merger, combination or consolidation, or, other than in the ordinary course of business, acquired all or substantially all of the assets of any Person.

       7.5 RELATIONSHIP WITH LENDER. No Person who may be deemed to have "control" of Borrower is an "executive officer," "director," or "principal shareholder" of Lender or any correspondent of Lender, as such quoted terms are defined in Section 215.2 of Regulation O of the Board of Governors of the Federal Reserve System, as amended.

CREDIT AGREEMENT - Page 9

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       7.6    FINANCIAL STATEMENTS.  The Current Financials were prepared in accordance with GAAP and present fairly the consolidated financial condition and the results of operations of Borrower as of, and for the portion of the fiscal year ending on, the date thereof. All material liabilities (direct or indirect, fixed or contingent) of Borrower as of the date of the Current Financials are reflected therein or in the notes thereto. Between the date of the Current Financials and the date hereof, there has been no material adverse change in the financial condition of Borrower nor has Borrower incurred any material liability (direct or indirect, fixed or contingent) which has not been disclosed in writing to the Lender.

       7.7 LABOR MATTERS. Hours worked by and payment made to employees of Borrower have not in the past and do not now violate the Fair Labor Standards Act or any other applicable Law dealing with such matters and none of the inventory of Borrower has been produced by employees who are or were employed in violation of the minimum wage or maximum hour provisions of the Fair Labor Standards Act or any other applicable Law dealing with such matters.

       7.8 LITIGATION. Borrower is not involved in, nor is Borrower aware of the threat of involvement of Borrower in any Litigation, nor are there any outstanding or unpaid judgments against Borrower, other than those which have been previously disclosed, in writing, to Lender.

       7.9 TAXES. All Tax returns and reports of Borrower required to be filed have been filed, and all Taxes imposed upon Borrower which are due and payable have been paid, other than Taxes being contested in good faith for which the criteria for Permitted Liens have been satisfied.

       7.10 GOVERNMENT REGULATION. Borrower is not, nor is any transaction contemplated hereunder (a) subject to regulation under the Federal Power Act, the Investment Company Act of 1940, the Interstate Commerce Act (as any of the preceding acts have been amended), any regulations promulgated by the Office of Foreign Assets Control as codified in Chapter V of 31 C.F.R., or any other Law (other than Regulation G, T, U or X of the Board of Governors of the Federal Reserve System) which regulates the incurrence of Debt, including, but not limited to, Laws relating to common or contract carriers or the sale of electricity, gas, steam, water, or other public utility services, or (b) a "utility" as defined in Chapter 35 of the Texas Business and Commerce Code, as amended.

       7.11 EMPLOYEE BENEFIT PLANS. Borrower will not directly or indirectly, sponsor or contribute to, or create or suffer to exist any contractual or other obligation to contribute to, any Multi Employer Plan.

       7.12 PURPOSE OF LOAN. The proceeds of the Loan will be used for operating capital and to further the business interest of Borrower.

       7.13 PROPERTIES; LIENS. Borrower has good and marketable title to all of its property. Except for Permitted Liens, there is no Lien on any of Borrower's property or income.

       7.14 MATERIAL AGREEMENTS. Borrower is not, nor will the execution, delivery and performance of and compliance with the terms of the Loan Papers cause Borrower to be, in Default (nor has any Potential Default occurred) under any material agreement, document or instrument other than such Defaults or Potential Defaults which would not, individually or collectively, cause a Material Adverse Effect.

       7.15 NO CONSENTS. No order, consent, approval, license, permit, waiver, exemption, authorization of or validation of, or filing, recording or registration with (except as heretofore have been obtained or made), or exemption by, any Person is required to authorize, or is required in connection with, the execution, delivery, performance, legality, validity, binding effect, or enforceability of the Loan Papers, other than Wells Fargo Bank (Texas) National Association.

       7.16 ENVIRONMENTAL LAWS; HAZARDOUS MATERIALS. Borrower is, and the operations conducted on all of its real property are in compliance with all Environmental Laws applicable to Borrower or its property, except for such instances of noncompliance which would not, individually or collectively, cause a Material Adverse Effect. Borrower

CREDIT AGREEMENT - Page 10
has not received any summons, complaint, order, notification, citation, or other similar notice that it or the operations conducted or the release, disposal or storage of Hazardous Materials on any of its real property is not in compliance with, or that any Tribunal is investigating its compliance with, Environmental Laws, or that it has not obtained any required permit, registration, license or other similar evidence of authorization. Borrower is not aware of any noncompliance by it with any Environmental Laws or its generation, handling, use, storage, or disposal of Hazardous Materials which would cause a Material Adverse Effect.

       7.17 GENERAL. There are no material facts or conditions relating to the Loan Papers, any of the collateral, or the financial condition and business of Borrower which would, individually or collectively, cause a Material Adverse Effect and which have not been related in writing to Lender. All writings heretofore or hereafter exhibited or delivered to Lender by or on behalf of Borrower are and will be genuine and in all respects what they purport and appear to be. No information furnished to Lender by or on behalf of Borrower contains any material misstatement of fact or omits to state any fact necessary to make the statements contained herein or therein not materially misleading.

       7.18 YEAR 2000 COMPLIANCE. On or prior to September 30, 1999, Borrower shall have taken all action necessary to ensure that the automated systems used by Borrower that are material to its operations shall operate properly and process data accurately, including dates before, as of and after December 31, 1999 (collectively, "YEAR 2000 COMPLIANCE"). Borrower agrees that upon the reasonable request of Lender, Borrower will make its employees, consultants, premises, records and documentation available to Lender with respect to Borrower's Year 2000 compliance efforts.

SECTION 8. COVENANTS. Until the Obligation is paid and performed in full, unless Borrower receives a prior written notice from Lender that it does not object to a deviation, Borrower and Guarantors (by execution and delivery of this Agreement and a guaranty of the Obligation), covenant and agree with Lender as follows:

       8.1 USE OF PROCEEDS. Borrower shall use the proceeds of the Loan only as represented herein.

       8.2 BOOKS AND RECORDS. Borrower shall keep, in accordance with GAAP, proper and complete books, records, and accounts and permit Lender during reasonable business hours and upon reasonable advance notice to inspect the same and make and take away copies thereof.

       8.3 ITEMS TO BE FURNISHED. Borrower and Guarantors shall cause the following to be furnished to Lender:

              (a)    As soon as available, but no later than one hundred twenty
(120) days after the last day of each fiscal year of Borrower, Financial Statements showing the financial condition and result of operations of Borrower as of, and for the year ending on, such last day (including, without limitation, balance sheets, income statements and cashflow statements), accompanied by (i) the opinion, without material qualification, of independent certified public accountants reasonably acceptable to Lender, based on an audit using generally accepted auditing standards, that such Financial Statements were prepared in accordance with GAAP and present fairly the financial condition and result of operations of Borrower in all material respects, (ii) 10-K reports, and (iii) a Financial Report Certificate with respect to such Financial Statements.

              (b) As soon as available, but no later than forty-five (45) days after the last day of each fiscal quarter (i) Financial Statements showing the financial condition and result of operations of Borrower as of, and for the period from the beginning of the current fiscal year to, such last day, (ii) 10-Q reports, and (iii) a Financial Report Certificate with respect to such Financial Statements.

              (c) As soon as available, but no later than forty-five (45) days after the last day of each fiscal quarter internally prepared reports regarding accounts receivable, notes receivable, contingent liabilities and general intangibles, each in a form reasonably acceptable to Lender.

              (d) As soon as available, but no later than forty-five (45) days after the last day of each fiscal quarter, a report of "Turnkey Projects in Development" in a form reasonable acceptable to Lender.

CREDIT AGREEMENT - Page 11

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              (e)    As soon as available, but no later than thirty (30) days
after the date required to be submitted to the Securities Exchange Commission (as the same may be extended), copies of all public filings of Borrower and any Guarantor.

              (f) Notice, promptly after Borrower knows or has reason to know, of (i) a Default or Potential Default has occurred, specifying the nature thereof and what action Borrower has taken, is taking, or proposes to take with respect thereto, (ii) the existence and status of any Litigation with respect to Borrower which could have a Material Adverse Effect and (iii) any change in any material fact or circumstance represented or warranted in any Loan Paper.

              (g) Promptly upon request therefor by Lender, such information (not otherwise required to be furnished under the Loan Papers) respecting the business affairs, assets, and liabilities of Borrower or any other Person guaranteeing or providing collateral to secure all or any part of the Obligation and such opinions, certifications, and documents, in addition to those mentioned in this Agreement, as Lender may reasonably request.

       8.4 INSPECTION. Borrower shall allow Lender to inspect and/or examine any of its properties and to discuss any of its affairs, conditions, and finances with its creditors, directors, officers or employees from time to time during reasonable business hours and upon reasonable advance notice to Borrower. Borrower shall be responsible for all costs and expenses associated with any such inspections and/or examinations.

       8.5 TAXES. Borrower shall promptly pay when due any and all Taxes due, except Taxes for which the criteria for Permitted Liens have been satisfied, and Borrower will not, directly or indirectly, use any portion of the proceeds of the Loan to pay the wages of employees.

       8.6 PAYMENT OF OBLIGATIONS. Borrower shall promptly pay (or renew and extend) all of its Debt as it becomes due.

       8.7 EXPENSES OF LENDER. Any provision to the contrary notwithstanding, and whether or not the transactions contemplated by this Agreement shall be consummated, each Company shall pay on demand all out-of-pocket expenses (including without limitation, the reasonable fees and expenses of counsel for Lender) in connection with the negotiation, preparation, execution, filing, recording, re-filing, re-recording, modification, release, supplement and waiver of the Loan Papers and the making, servicing and collection of the Obligation. The obligations of Borrower under this section and Sections 8.10 and 8.11 shall survive the termination of this Agreement and/or the payment of the Note.

       8.8 MAINTENANCE OF CORPORATE EXISTENCE, ASSETS, BUSINESS AND INSURANCE. Each Company shall at all times: Maintain its corporate existence and authority to transact business and good standing in its jurisdiction of incorporation and all other jurisdictions where the failure to do so might have a Material Adverse Effect; maintain all licenses, permits, and franchises necessary for its businesses; keep all of its assets which are useful in and necessary to its businesses in good working order and condition and make all necessary repairs thereto and replacements thereof; and maintain insurance with such insurers, in such amounts, and covering such risks, including but not limited to, business interruption, fire, worker's compensation, and other insurance as shall be reasonably satisfactory to Lender.

       8.9 ENVIRONMENTAL LAWS. Each Company shall conduct its business so as to comply in all material respects with all Environmental Laws.

       8.10 GENERAL INDEMNIFICATION OF LENDER. Borrower agrees to indemnify, defend and hold Lender, its directors, officers and employees (collectively, the "Indemnified Parties") harmless from and against any and all loss, liability, obligation, damage, penalty, judgment, claim, deficiency and expense (including interest, penalties, reasonable attorneys' fees and amounts paid in settlement) to which the Indemnified Parties may become subject to any third party, arising out of this Agreement and the other Loan Papers (other than those which arise by reason of the gross negligence or willful misconduct of Lender), BUT SPECIFICALLY INCLUDING ANY LOSS, LIABILITY, OBLIGATION,

CREDIT AGREEMENT - Page 12

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DAMAGE, PENALTY, JUDGMENT, CLAIM, DEFICIENCY OR EXPENSE ARISING OUT OF THE
SOLE OR CONCURRENT NEGLIGENCE OF LENDER.

       8.11 ENVIRONMENTAL INDEMNIFICATION OF LENDER. Borrower shall indemnify, protect, and hold each Indemnified Party harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, proceedings, costs, expenses (including without limitation, all reasonable attorneys' fees and legal expenses whether or not suit is brought), and disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against such Indemnified Parties, with respect to or as a direct or indirect result of the violation by Borrower of any Environmental Law; or with respect to or as a direct or indirect result of use, generation, manufacture, production, storage, release, threatened release, discharge, disposal, or presence of a Hazardous Substance on, under, from or about real property, including, without limitation, (i) all foreseeable consequential damages of any such use, generation, manufacture, production, storage, release, threatened release, discharge, disposal, or presence, or (ii) the costs of any required or necessary environmental investigation or monitoring any repair, cleanup or detoxification of its real property and the preparation and implementation of any closure, remedial, or other plans. The provisions of and undertakings and indemnification set forth in this Section 8.11 shall survive (i) the satisfaction and payment of the Obligation and termination of this Agreement, and (ii) the release of any Liens held by Lender on real property or the extinguishment of such Liens by foreclosure or action in lieu thereof.

       8.12 DEBT. Borrower will not, directly or indirectly, create, incur, or suffer to exist any direct, indirect, fixed, or contingent liability for any Debt, other than (a) the Obligation, (b) Debt previously disclosed to Lender in writing, if any, and renewals and extensions thereof provided that the principal amount thereof is not increased in connection with any such renewal or extension, (c) obligations to pay Taxes, (d) accounts payable in the ordinary course of business, (e) salaries and wages, (f) accrued expenses, deferred credits, and loss contingencies which are properly classified as liabilities or indebtedness under GAAP and (g) contingent liabilities incurred in accordance with Section 8.30 hereof.

       8.13 LIENS. Borrower will not, directly or indirectly, (a) create, incur, or suffer or permit to be created or incurred or to exist any Lien upon any of its assets except (i) the Liens in favor of Lender, (ii) the Permitted Liens, or (iii) purchase money security interests, incurred in the ordinary course of business, or (b) enter into or permit to exist any arrangement or agreement, other than the Loan Papers, which directly or indirectly prohibits Borrower from creating or incurring any Lien on any of its assets other than in favor of Wells Fargo Bank (Texas), National Association as contemplated hereby.

       8.14 ACQUISITIONS, MERGERS, AND DISSOLUTIONS. Borrower will not, directly or indirectly, (a) acquire all or any substantial portion of the assets or stock of, or interest in, any Person other than area developers or franchisees, (b) merge or consolidate with any Person other than Borrower or any Subsidiary of Borrower, or (c) liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution).

       8.15 LOANS, ADVANCES, AND INVESTMENTS. Borrower will not, directly or indirectly, make any loan, advance, or extension of credit, or capital contribution to, make any investments in, or purchase or commit to purchase any stock or other securities or evidences of contractual obligations of, or interests in, any Person, other than (a) investments in obligations of the United States of America and agencies thereof and obligations guaranteed by the United States of America maturing within one (1) year from the date of acquisition, (b) certificates of deposit issued by commercial banks organized under the Laws of the United States of America or any state thereof insured by the Federal Deposit Insurance Corporation, and (c) current trade and customer accounts receivable which are for goods furnished or services rendered in the ordinary course of business, and are payable in accordance with the customary trade terms.

       8.16 DISTRIBUTIONS. Borrower will not, directly or indirectly, (a) retire, redeem, purchase, or otherwise acquire for value any stock (other than repurchases of its common stock up to $1,500,000.00) or other equity securities issued by Borrower except to the extent that any Person has on the date hereof, the Right, whether or not presently exercisable, to put any such securities to Borrower, or (b) declare, make, or pay any dividend on or with respect to such securities.

CREDIT AGREEMENT - Page 13

       8.17 ISSUANCE OF SECURITIES. Borrower will not directly or indirectly, issue, sell, or otherwise dispose of (a) any of its shares of capital stock or other investment securities of any class, (b) any securities convertible into or exchangeable for any such shares, or (c) any carrying Rights, warrants, options, or other Rights to subscribe for or purchase any such shares except with respect to stock options to employees.

       8.18 TRANSACTIONS WITH AFFILIATES. Borrower will not, directly or indirectly, enter into any transaction (including, but not limited to, the sale or exchange of property or the rendering of service) with any of its Affiliates, other than in the ordinary course of business of Borrower and upon fair and reasonable terms no less favorable than such Affiliate could obtain or could become entitled to in an arm's-length transaction with a Person which was not an Affiliate.

       8.19 SALE OF ASSETS. Borrower will not, directly or indirectly, sell, lease, or otherwise dispose of all or any substantial part of its assets, other than (a) sales of inventory or restaurants in the ordinary course of business,
(b) sales of equipment for a fair and adequate consideration, provided that if any such equipment is sold, and a replacement is necessary for the proper operation of the business of Borrower, Borrower will replace such equipment with adequate equipment, and (c) the sale, discount or transfer of delinquent notes and accounts receivable in the ordinary course of business for purposes of collection.

       8.20 HAZARDOUS MATERIALS. Borrower shall not permit the manufacture, storage, transmission, presence, release, discharge, or disposal of any Hazardous Materials over, upon, or under any of its real property except as permitted by Law.

       8.21 CHANGE IN OWNERSHIP OR MANAGEMENT. Without the prior written consent of Lender, (a) Borrower will not make any material change in the management of Borrower, and (b) Borrower will not permit a material change in the ownership of Borrower from the present ownership.

       8.22 COMPLIANCE WITH LAWS AND DOCUMENTS. Borrower will not directly or indirectly, violate the provisions of any Laws, its articles or certificate of incorporation or bylaws or any material agreements if such violation alone, or when aggregated with all other such violations, would cause a Material Adverse Effect.

       8.23 NEW BUSINESSES. Borrower will not, directly or indirectly, engage in any business other than the businesses in which it is presently engaged.

       8.24 FISCAL YEAR AND ACCOUNTING METHODS. Borrower will not change its fiscal year or method of accounting (other than immaterial changes in methods).

       8.25 CAPITAL EXPENDITURES. Borrower will not, directly or indirectly, make capital expenditures other than such expenditures which (a) are for or related to assets or leaseholds used or useful in the normal business operations of Borrower, and (b) do not, in the aggregate exceed $5,000,000.00 (including expenditures incurred in developing company owned stores) during the term of this Loan.

       8.26 MINIMUM NET WORTH. Borrower will not permit its Net Worth to be less than the aggregate of $70,000,000.00, plus (ii) seventy-five percent (75%) of the net profit of Borrower for the immediately preceding fiscal quarter.

       8.27   DEBT TO TANGIBLE NET WORTH.  Borrower will not permit the ratio of
(i) total liabilities to (ii) Tangible Net Worth to be greater than 0.9 to 1.0.

       8.28 MINIMUM WORKING CAPITAL. Borrower will not permit its Working Capital to be less than $20,000,000.00.

CREDIT AGREEMENT - Page 14

       8.29 FUNDED DEBT TO EARNINGS BEFORE INTEREST AND TAXES. Borrower shall not permit the ratio determined on the basis of the most recent four (4) fiscal quarters of (i) Funded Debt (as hereinafter defined) to (ii) EBITDA (as hereinafter defined) to exceed 2.0 to 1.0. "FUNDED DEBT" means total funded Debt of Borrower not subordinated to the indebtedness of Borrower to Lender, "EBITDA" means the net income of Borrower before taxes, plus interest expense (net of capitalized interest expense), depreciation expense and amortization expense. Through and including the fiscal quarter ending March 31, 2000, EBITDA shall be adjusted with respect to royalty payments made to area developers for rights acquired, by adding to EBITDA the annualized royalty payments made to such area developers for the most recent quarter prior to acquisition of the rights.

       8.30 LIMITATION ON CONTINGENT LIABILITIES. From the Closing Date, through and including, June 30, 1999, Borrower shall not permit its contingent liabilities (as determined in accordance with GAAP) to exceed $40,000,000.00. Thereafter, Borrower shall not permit its contingent liabilities (as determined in accordance with GAAP) to exceed $35,000,000.00.

       8.31 DIVIDENDS, DISTRIBUTIONS AND PAYMENTS. No dividends (other than a dividend of Borrower's stock issued pro rata to all shareholders), distributions or payments on any stock or payment will be made to any shareholders of Borrower without the prior written consent of Lender.

SECTION 9. DEFAULT. The term "Default" means the occurrence of any one or more of the following events:

       9.1 PAYMENT OF OBLIGATION. The failure or refusal of Borrower to pay any portion of the Obligation, as the same become due in accordance with the terms of the Loan Papers.

       9.2 CERTAIN COVENANTS. The failure or refusal of Borrower to punctually and properly perform, observe, and comply with any covenant, agreement or condition contained in Section 8.1 through 8.6 and 8.10 through
8.31 inclusive and such failure or refusal continues for a period of ten (10) days after Borrower has notice thereof.

       9.3 OTHER COVENANTS. The failure or refusal of Borrower or any other Person guaranteeing or providing collateral to secure all or any part of the Obligation, as applicable, to punctually and properly perform, observe, and comply with any covenant, agreement or condition contained in any of the Loan Papers, other than the covenant to pay the Obligation and the covenants listed in Section 9.2 preceding, and such failure or refusal continues for a period of ten (10) days after Borrower or such other Person has notice thereof.

       9.4 VOLUNTARY DEBTOR RELIEF. Borrower or any other Person guaranteeing or providing collateral to secure all or any part of the Obligation shall (a) execute an assignment for the benefit of creditors, (b) admit in writing its inability to pay its debts generally as they become due, (c) voluntarily seek the benefits of any Debtor Relief Law which could suspend or otherwise affect any of Lender's Rights under any of the Loan Papers, or (d) take any corporate action to authorize any of the foregoing.

       9.5 INVOLUNTARY PROCEEDINGS. Borrower or any other Person guaranteeing or providing collateral to secure all or any part of the Obligation shall involuntarily (a) have an order, judgment or decree entered against it by any Tribunal pursuant to any Debtor Relief Law that could suspend or otherwise affect any of Lender's Rights under any of the Loan Papers or (b) have a petition filed against it seeking the benefit or benefits provided for by any Debtor Relief Law that could suspend or otherwise affect any of Lender's Rights under any of the Loan Papers, and such order, judgment or decree, or petition is not discharged within sixty (60) days after the entry or filing thereof.

       9.6 ATTACHMENT. The failure to have discharged within a period of sixty (60) days after the commencement thereof any attachment, sequestration, or similar proceeding against any assets of Borrower.

       9.7 PAYMENT OF JUDGMENTS. Borrower should fail to pay any money judgment against it or its assets at least ten (10) days prior to the date on which Borrower's assets may be sold lawfully to satisfy such judgment.

CREDIT AGREEMENT - Page 15

       9.8 DEFAULT UNDER OTHER DEBT. Borrower shall Default in the due and punctual payment of the principal of or the interest on any Debt in excess of $50,000.00 in the aggregate amount, secured or unsecured, or in the due performance or observance of any covenant or condition of any indenture or other agreement executed in connection therewith, and such Default shall have continued beyond any period of grace provided with respect thereto.

       9.9 MATERIAL ADVERSE EFFECT. The occurrence of any event or events which shall have or cause a Material Adverse Effect.

       9.10 IMPAIRMENT OF COLLATERAL OR ABILITY TO PAY. The discovery by Lender of information that the prospect of payment or performance of the Obligation is materially impaired, or that the value of the collateral has or will be materially decreased and the situation giving rise thereto is not corrected to the reasonable satisfaction of Lender within thirty (30) days after notice thereof from Lender to Borrower.

       9.11 MISREPRESENTATIONS. The discovery by Lender that any material statement, representation, or warranty in the Loan Papers or in any writing ever delivered to Lender pursuant to the Loan Papers is false, misleading, or erroneous in any material respect when made or deemed to be repeated.

       9.12 CROSS DEFAULT PROVISION. Any Default by Borrower on any obligation owed to Lender or any obligation owed to Wells Fargo Bank (Texas) National Association shall constitute a Default by Borrower hereunder.

SECTION 10.   RIGHTS AND REMEDIES.

       10.1 REMEDIES UPON DEFAULT. Should a Default occur, Lender may, at its election, do any one or more of the following without notice of any kind, including without limitation notice of acceleration or of intention to accelerate, presentment and demand or protest, all of which are hereby expressly waived by Borrower: (a) Declare the entire unpaid balance of the Obligation or any part thereof, immediately due and payable, whereupon it shall be due and payable (provided that, upon the occurrence of a Default under Section 9.4 or 9.5, the entire Obligation shall automatically become due and payable without notice or other action of any kind whatsoever); (b) terminate its commitment to lend hereunder; (c) reduce any claim to judgment; (d) exercise the Rights of offset or banker's Lien against the interest of Borrower or any other Guarantor of the Obligation in and to every account and other property of Borrower or any other Guarantor of the Obligation which are in the possession of Lender to the extent of the full amount of the Obligation; (e) foreclose any or all Liens held by Lender to secure the Obligation, or otherwise realize upon any all of the Rights Lender may have in and to the collateral securing the Obligation, or any part thereof; (f) exercise any and all other legal or equitable Rights afforded by the Loan Papers, the Laws of the State of Texas or any other jurisdiction as Lender shall deem appropriate.

       10.2 PERFORMANCE BY LENDER. If any covenant, duty, or agreement of Borrower is not performed in accordance with the terms of the Loan Papers, Lender may, at its option, perform, or attempt to perform, such covenant, duty or agreement on behalf of Borrower. In such event, any amount expended by Lender in such performance or attempted performance shall be payable by Borrower to Lender on demand, shall become part of the Obligation, and shall bear interest at the Highest Lawful Rate from the date of such expenditure by Lender until paid. Notwithstanding the foregoing, it is expressly understood that Lender does not assume and shall never have, except by express written consent of Lender, any liability or responsibility for the performance of any covenant, duty, or agreement of Borrower.

       10.3 DELEGATION OF DUTIES AND RIGHTS. Lender may perform any of its duties or exercise any of its Rights under the Loan Papers by or through its officers, directors, employees, attorneys, agents or other representatives.

       10.4 LENDER NOT IN CONTROL. None of the covenants or other provisions contained in this Agreement shall, or shall be deemed to, give Lender the Right or power to exercise control over the affairs or management of Borrower, the power of Lender being limited to the Right to exercise the remedies provided in this Section 10.

       10.5 NO WAIVER; CUMULATIVE REMEDIES. The acceptance by Lender at any time and from time to time of partial payment on the Obligation shall not be deemed to be a waiver of any Default then existing. No failure to

CREDIT AGREEMENT - Page 16
exercise and no delay on the part of Lender in exercising any Right under this Agreement or any of the Loan Papers shall operate as a waiver thereof, nor shall any single or partial exercise of any Right under this Agreement preclude any other or further exercise thereof or the exercise of any other Right. No modification or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by Lender and Borrower, and then such waiver or consent shall be effective only in the specific instance to which it relates and for the purpose for which it is given. The Rights provided for in this Agreement and the other Loan Papers are cumulative and not intended to be exclusive of any other Right given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

       10.6 EXPENDITURES BY LENDER. All court costs, reasonable attorneys' fees, other costs of collection, and other sums spent by Lender pursuant to the exercise of any Right (including, without limitation, any effort to collect or enforce the Note) provided herein shall be payable to Lender on demand, shall become part of the Obligation, and shall bear interest at the Highest Lawful Rate from the date spent until the date repaid.

       EXECUTED as of the day and year first mentioned.


                                          BORROWER:

                                          SCHLOTZSKY'S, INC.

                                          By:
                                             ---------------------------------
                                             Name:
                                                  ----------------------------
                                             Title:
                                                   ---------------------------


                                          LENDER:

                                          TEXAS CAPITAL BANK, NATIONAL
                                          ASSOCIATION


                                          By:
                                             ---------------------------------
                                             Name:
                                                  ----------------------------
                                             Title:
                                                   ---------------------------


CREDIT AGREEMENT - Page 17